Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BP MIDSTREAM PARTNERS LP

This Certificate of Limited Partnership of BP Midstream Partners LP (the “Partnership”), dated May 22, 2017, has been duly executed, and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.    Name. The name of the Partnership is BP Midstream Partners LP.

2.    Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3.    General Partner. The name and the business, residence, or mailing address of the general partner are:

BP Midstream Partners GP LLC

501 Westlake Park Boulevard

Houston, Texas 77079

BP Midstream Partners GP LLC, as its general partner

By:	/s/ Susan Baur
Name:	Susan Baur
Title:	Vice President